Exhibit 99.4

Execution Version

Harbinger Capital Partners Master Fund I, Ltd.

Harbinger Capital Partners Special Situations Fund, L.P.

Global Opportunities Breakaway Ltd.

August 5, 2011

CF Turul LLC

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Attention: Constantine M. Dakolias

Facsimile: (212) 798-6099

PECM Strategic Funding L.P.

Providence TMT Debt Opportunity Fund II, L.P.

c/o Providence Equity Capital Markets, LLC

9 West 57th Street, Suite 4700

New York, NY 10019

Attention: Michael E. Paasche; David Ren

Facsimile: (212) 588-6701

Wilton Re Holdings Limited

Parlaville Place, 14 Par-la-Ville Road

Hamilton, Bermuda HM 08

Attn: Chief Executive Officer

Fax: (441) 295-6821

Quantum Partners LP

c/o Soros Fund Management LLC

888 Seventh Avenue

New York, New York 10106

Attention: Maryann Canfield

Facsimile: (646) 731-5551

DDJ High Yield Fund

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

General Motors Hourly-Rate Employes Pension Trust – 7N1H

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

General Motors Salaried Employes Pension Trust – 7N1I

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

Stichting Pensioenfonds Hoogovens

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

Caterpillar Inc. Master Retirement Trust

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

J.C. Penney Corporation, Inc. Pension Plan Trust

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

Stichting Bewaarder Interpolis Pensioenen Global High Yield Pool

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

Stichting Pensioenfond voor Fysiotherapeuten

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

Houston Municipal Employees Pension System

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

UAW Retiree Medical Benefits Trust

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

DDJ Distressed and Special Situations Fund, L.P.

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

Russell Investment Company - Russell Global Opportunistic Credit Fund

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

DDJ Capital Management Group Trust – High Yield Investment Fund

c/o DDJ Capital Management, LLC

130 Turner Street, Building 3, Suite 600

Waltham, MA 02453

Attention: Legal Department

Facsimile: (781) 283-8541

JHL Capital Group Master Fund L.P.

c/o JHL Capital Group LLC

900 N. Michigan Avenue

Suite 1340

Chicago, IL 60611

Attention: David Weiss

Facsimile: (312) 628-7351

Luxor Capital Group, LP

1114 Avenue of the Americas, 29th Floor

New York, NY 10036

Attn: Operations Group

Fax: (212) 763-8001

Re: Amended and Restated Tag-Along Rights Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of May 12, 2011 (as amended or modified from time to time in accordance with its terms, the “Existing Purchase Agreement”), by and among CF Turul LLC (the “Fortress Purchaser”), Wilton Re Holdings Limited (the “Wilton Purchaser”), PECM Strategic Funding L.P., Providence TMT Debt Opportunity Fund II, L.P. (and together with PECM Strategic Funding L.P., each a “PECM Purchaser” and collectively, the “PECM Purchasers”, and together with the Fortress Purchaser and the Wilton Purchaser, the “Existing Purchasers”), and Harbinger Group Inc., a Delaware corporation (the “Company”), pursuant to which, on May 13, 2011, the Company issued to the Existing Purchasers, and the Existing Purchasers collectively purchased from the Company (such transaction, the “Existing Preferred Sale”), in the aggregate, two hundred eighty thousand (280,000) shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Existing Preferred Stock”).

Reference is further made to that certain Securities Purchase Agreement, dated as of August 1, 2011 (as amended pursuant to the First Amendment to Securities Purchase Agreement, dated as of August 4, 2011, and as further amended or modified from time to time in accordance with its terms, the “Series A-2 Purchase Agreement”), by and among Quantum Partners LP (the “Soros Purchaser”), DDJ High Yield Fund, an entity organized under the laws of the Province of Ontario, Canada, General Motors Hourly-Rate Employes Pension Trust – 7N1H, a trust maintained by General Motors Corporation, a Delaware corporation, General Motors Salaried Employes Pension Trust – 7N1I, a trust maintained by General Motors Corporation, Stichting Pensioenfonds Hoogovens, a Dutch pension plan regulated by the Dutch Central Bank, Caterpillar Inc. Master Retirement Trust, a trust maintained by Caterpillar, Inc., a Delaware corporation, J.C. Penney Corporation, Inc. Pension Plan Trust, a trust maintained by J.C. Penney Corporation, Inc., a Delaware corporation, Stichting Bewaarder Interpolis Pensioenen Global High Yield Pool, a Dutch tax transparent pool of assets, Stichting Pensioenfonds voor Fysiotherapeuten, a Dutch pension plan regulated by the Dutch Central Bank, Houston Municipal Employees Pension System, a pension plan organized pursuant to Texas government code, UAW Retiree Medical Benefits Trust, a trust consisting of three separate employees’ beneficiary associations, DDJ Distressed and Special Situations Fund, L.P., a Delaware limited partnership, Russell Investment Company—Russell Global Opportunistic Credit Fund, a Massachusetts business trust, DDJ Capital Management Group Trust—High Yield Investment Fund, a trust maintained by The Bank of New York Mellon, a New York State chartered bank, as trustee (collectively, the “DDJ Purchasers”), JHL Capital Group Master Fund L.P. (the “JHL Purchaser”), Luxor Capital Partners, LP, a Delaware limited partnership, Luxor Wavefront, LP, a Delaware limited partnership, Luxor Capital Partners Offshore Fund, LP, a Cayman Islands limited partnership, OC 19 Master Fund, L.P. – LCG , a Cayman Islands limited partnership, GAM Equity Six Inc., a British Virgin Islands company (collectively, the “Luxor Purchasers”, and together with the Soros Purchaser, JHL Purchaser and DDJ Purchasers, the “Series A-2 Purchasers”, and together with the Existing Purchasers, the “Purchasers”), and the Company, pursuant to which, on the date hereof, the Company has issued to the Series A-2 Purchasers, and the Series A-2 Purchasers have collectively purchased from the Company (such transaction, the “Series A-2 Preferred Sale”), in the aggregate, one hundred and twenty thousand (120,000) shares of Series A-2 Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A-2 Preferred Stock”, and together with the Existing Preferred Stock, the “Preferred Stock”).

Reference is further made to that certain Tag-Along Rights Letter Agreement, dated as of May 12, 2011, by and among Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands limited company, Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership, and Global Opportunities Breakaway Ltd., a Cayman Islands limited company (together, the “Harbinger Stockholders”) and the Existing Purchasers (the “Existing Tag-Along Agreement”).

In connection with the Series A-2 Preferred Sale and as an inducement to each of the Series A-2 Purchasers to consummate the Series A-2 Preferred Sale and as required pursuant to Sections 6.1 and 6.2 of the Purchase Agreement, the Existing Tag-Along Agreement is hereby amended and restated, superseded and replaced in its entirety as set forth herein.

In furtherance of the foregoing and in consideration of the consummation of the Existing Preferred Sale and the Series A-2 Preferred Sale, the Harbinger Stockholders hereby covenant and agree, severally, and not jointly or jointly and severally, as follows:

1.

At any time prior to the achievement of the Public Float Hurdle (as defined in the Certificate of Designation (as defined in the Existing Purchase Agreement)) and, with respect to each Purchaser, for so long as such Purchaser owns greater than seventy-five percent (75%) of the Preferred Stock purchased by such Purchaser on the date of the Closing (with respect to the Existing Purchasers, as defined in the Existing Purchase Agreement, and with respect to the Series A-2 Purchasers, as defined in the Series A-2 Purchase Agreement) (provided, that any shares of

Preferred Stock purchased by such Purchaser on the date of the Closing and subsequently sold pursuant to such Purchaser’s exercise of Tag-Along Rights (as defined below) shall be considered to still be held by such Purchaser for purposes of calculating such percentage), if the Harbinger Affiliates, individually or as a group (the “Proposed Sellers”), shall sell, assign, exchange, transfer or otherwise dispose of (each, a “Transfer”), (x) in one or a series of related transactions not involving a public offering (within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”)) and that is not a sale to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act or (y) pursuant to a registered direct offering to one or more purchasers (other than to or through brokers, dealers, underwriters or market makers, in each case purchasing for resale to investors) in an aggregate amount greater than the lesser of $5 million and 1% of the shares the then outstanding shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), shares of Common Stock to a third party or third parties (other than any Harbinger Excluded Transferee (as defined below)) (a “Proposed Buyer”) (any such Transfer, a “Tag-Along Sale”), such Purchaser and any of its Permitted Transferees (as defined below) (each, a “Tag-Along Party” and, collectively, the “Tag-Along Parties”) shall each have the right and option (“Tag-Along Rights”), but not the obligation, to sell in such Tag-Along Sale a number of shares of Common Stock held by such Tag-Along Party (after giving effect to any conversion of Preferred Stock held by such Tag-Along Party) equal to the Requisite Percentage (as defined below) of all Common Stock held by such Tag Along Party (calculated assuming all Preferred Stock held by such Tag-Along Party is fully converted on a cashless basis (herein, an “as-converted basis”)), on the terms and conditions set forth in this letter agreement (this “Agreement”); provided, that, for the avoidance of doubt, no sale, assignment, exchange, transfer or other disposition of ownership interests in a Harbinger Affiliate (as defined below), if substantially all of the assets of such Harbinger Affiliate do not consist of an investment in the Common Stock, shall be deemed a Tag-Along Sale; provided, further, that the forgoing proviso shall not be utilized by any Harbinger Affiliate with the intent of circumventing the Tag-Along Rights granted hereunder. As used in this Agreement, the term “Harbinger Excluded Transferee” means (i) any other Harbinger Affiliate and (ii) any partner, limited partner or member of any Harbinger Affiliate. For the avoidance of doubt, except in the case of a distribution of Common Stock by a Harbinger Affiliate to any member, partner or limited partner thereof that is not a Harbinger Affiliate, no Harbinger Affiliate may Transfer any Common Stock to a Harbinger Excluded Transferee unless such Harbinger Excluded Transferee shall have agreed, prior to such Transfer, to be bound by the terms of this Agreement (on a several and not joint or joint and several basis) in the same manner and to the same extent as such Harbinger Affiliate and shall have signed a joinder hereto at such time. As used in this Agreement, the term “Harbinger Affiliate” means, as of any date of determination, Harbinger Capital Partners LLC, a Delaware limited liability company, Harbinger Capital Partners II LP, a Delaware limited partnership and Philip A. Falcone, and any limited partnership, limited liability company, corporation or other entity that Harbinger Capital Partners LLC, Harbinger Capital Partners II LP, or Philip A. Falcone directly or indirectly manages, controls, is controlled by or is under common control with (other than the Company and its subsidiaries), and shall include the Harbinger Stockholders. The Harbinger Stockholders signatory hereto are the only Harbinger Affiliates holding shares of Common Stock as of the date hereof.

2.	The Proposed Sellers shall notify the Tag-Along Parties in writing of any proposed Tag-Along Sale at least twenty (20) days prior to the effective date of such proposed Tag-Along Sale (a “Tag-Along Notice”). Any such Tag-Along Notice delivered to the Tag-Along Parties in connection with a proposed Tag-Along Sale shall set forth: (i) the number of shares of Common Stock the Proposed Sellers are selling in connection with such Tag-Along Sale (the “Offered Tag-Along Sale Shares”), (ii) the identity of the Proposed Buyer in such Tag-Along Sale, (iii) the material terms and conditions of such proposed Tag-Along Sale (including the per share purchase price (or a reasonable estimate of the maximum and minimum per share purchase price)) (it being understood that the terms and conditions contained in the Tag-Along Notice shall be in all material respects (or all respects in the case of the amount, form and timing of payment of consideration) the same as, or not less favorable than, the terms and conditions applicable in the Tag-Along Sale to the Proposed Sellers with respect to the Offered Tag-Along Sale Shares and (iv) the proposed effective date of the proposed Tag-Along Sale.

3.

Each Tag-Along Party shall have the right to sell to the Proposed Buyer, upon the terms and conditions as set forth in the Tag-Along Notice, that number of shares of Common Stock equal to a percentage of the Offered Tag-Along Sale Shares determined by dividing (A) the total number of shares of Common Stock then owned by such Tag-Along Party by (B) the sum of (x) the total number of shares of Common Stock then owned by such Tag-Along Party and (y) the total shares of Common Stock owned by the Proposed Sellers and each other Tag-Along Party, in each case determined on an as-converted basis (the “Requisite Percentage”). The Tag-Along Parties may exercise their Tag-Along Rights in connection with a Tag-Along Sale described in a Tag-Along Notice by delivery of a written notice (an “Election Notice”) to the Proposed Sellers within ten (10) days following receipt of a Tag-Along Notice from such Proposed Sellers (which Election Notice shall be irrevocable when given until the ninetieth (90th) day after the Tag-Along Notice (and revocable thereafter if the Tag-Along Sale does not close on such date)). In the event that one or more of the Tag-Along Parties shall elect to exercise their Tag-Along Rights in connection with a proposed Tag-Along Sale, the number of Offered Tag-Along Sale Shares to be Transferred by the Proposed Sellers to the Proposed Buyer will be reduced by the applicable number of shares of Common Stock (determined on an as-converted basis) to be included in the Transfer by the Tag-Along Parties, and the Transfer to the Proposed Buyer will otherwise proceed in accordance with the terms of this Agreement and the Tag-Along Notice. Any required conversion of Preferred Stock by a Tag-Along Party in connection with a Tag-Along Sale by such Tag-Along Party may be made concurrently with (and shall not be required to be made prior to), and be conditioned upon, the concurrent closing of the Tag-Along Sale.

4.	To the extent that the Tag-Along Parties have not provided the Proposed Sellers with an Election Notice within the time period specified in paragraph 3 above, the Proposed Sellers have shall have a period of ninety (90) days from delivery of such Tag-Along Notice in which to sell the Offered Tag-Along Sale Shares, upon terms and conditions (including the purchase price) that are not materially more favorable (in the aggregate) than those specified in the Tag-Along Notice. In the event the Proposed Sellers do not consummate the sale or disposition of the Offered Tag Along Shares within such ninety (90) day period or if the terms and conditions of the Tag-Along Sale change in a manner that they become materially more favorable (in the aggregate) to the Proposed Sellers, then the Tag-Along Parties’ Tag-Along Rights shall continue to be applicable to any subsequent proposed disposition of the Offered Tag Along Shares by the Proposed Seller. Furthermore, the exercise or non-exercise of the rights of the Tag-Along Parties under this Agreement to participate in Tag-Along Sales shall not adversely affect their rights to subsequently participate in Tag-Along Sales by the Proposed Sellers.

5.	In the event that the Tag-Along Parties shall timely elect to exercise Tag-Along Rights in connection with a proposed Tag-Along Sale, the Tag-Along Parties shall take, or cause to be taken, all commercially reasonable action, and do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective such Tag-Along Sale, including (i) together with the Proposed Seller, execute any purchase agreement or other certificates, instruments and other agreement required to exercise its conversion rights and consummate the proposed Transfer to the Proposed Buyer in accordance with the terms in the Tag-Along Notice, and (ii) use commercially reasonable efforts to obtain all necessary consents from third parties and take such other commercially reasonable actions as may be reasonably necessary to effectuate the intent of the foregoing. At the closing of any such proposed Tag-Along Sale, the Tag-Along Parties shall deliver to the Proposed Buyer (A) such instruments of transfer as shall be reasonably requested by the Proposed Buyer with respect to the shares of Common Stock to be Transferred, against receipt of the payment therefor and (B) the Purchaser’s shares of Common Stock, free and clear of any liens. At the closing of any proposed Tag-Along Sale, the Proposed Buyer shall deliver payment for the shares of Common Stock purchased by such Proposed Buyer.

6.	In connection with any Tag-Along Sale, each Tag-Along Party shall receive for the sale of its shares of Preferred Stock its pro rata portion (determined on an as-converted basis) of the aggregate consideration paid by the Proposed Buyer.

7.

If at any time any Harbinger Affiliate proposes to purchase any shares of Preferred Stock (or any shares of Common Stock issued upon conversion of the Preferred Stock) from the Fortress Purchaser or any of its Permitted Transferees, as defined below (a “Fortress Sale”), each PECM Purchaser, the Wilton Purchaser, each Series A-2 Purchaser and their respective Permitted Transferees (each, an “Additional Seller”) shall have the right, subject to the consummation of the Fortress Sale, to, concurrently with such Fortress Sale, sell to such Harbinger Affiliate (and such Harbinger Affiliate shall purchase) a pro rata percentage of the shares of Preferred

Stock (or any shares of Common Stock issued upon conversion of the Preferred Stock) held by such Additional Seller at the same price and subject to the same terms and conditions as in the Fortress Sale, where such pro rata percentage is determined based on the number of shares of Common Stock subject to the Fortress Sale (calculated on an as converted basis) divided by the number of shares of Common Stock owned by the Fortress Purchaser and its Permitted Transferees (calculated on an as converted basis).

8.	The applicable Harbinger Affiliate shall notify each Additional Seller in writing of any proposed Fortress Sale at least twenty (20) days prior to the effective date of such proposed Fortress Sale (a “Fortress Sale Notice”). Any such Fortress Sale Notice delivered in connection with a proposed Fortress Sale shall set forth: (i) the number of shares of Preferred Stock (or shares of Common Stock issued upon conversion of the Preferred Stock) the Fortress Purchaser and its Permitted Transferees are selling in connection with such Fortress Sale, (ii) the material terms and conditions of such proposed Fortress Sale (including the per share purchase price (or a reasonable estimate of the maximum and minimum per share purchase price)) (it being understood that the terms and conditions contained in the Fortress Sale Notice shall be in all material respects (or all respects in the case of the amount, form and timing of payment of consideration) the same as, or not less favorable than, the terms and conditions applicable in the Fortress Sale to the applicable Harbinger Affiliate and (iii) the proposed effective date of the proposed Fortress Sale.

9.

The Additional Sellers may exercise their rights under Section 7 in connection with a Fortress Sale described in a Fortress Sale Notice by delivery of a written notice (an “Additional Seller Election Notice”) to the applicable Harbinger Affiliate within ten (10) days following receipt of a Fortress Sale Notice (which Election Notice shall be irrevocable when given until the ninetieth (90th) day after the Fortress Sale Notice (and revocable thereafter if the Fortress Sale does not close on such date)).

10.	To the extent that the Additional Sellers have not provided the applicable Harbinger Affiliate with an Additional Seller Election Notice within the time period specified in paragraph 9 above, the applicable Harbinger Affiliate shall have a period of ninety (90) days from delivery of such Fortress Sale Notice to consummate the Fortress Sale, upon terms and conditions (including the purchase price) that are not materially more favorable (in the aggregate) than those specified in the Fortress Sale Notice. In the event the applicable Harbinger Affiliate does not consummate the Fortress Sale within such ninety (90) day period or if the terms and conditions of the Fortress Sale change in a manner that they become materially more favorable (in the aggregate) to such Harbinger Affiliate, then the Additional Sellers’ rights under Section 7 in connection with a Fortress Sale shall continue to be applicable to any subsequent proposed purchase by a Harbinger Affiliate of any shares of Preferred Stock (or any shares of Common Stock issued upon conversion of the Preferred Stock) from the Fortress Purchaser or any of its Permitted Transferees. Furthermore, the exercise or non-exercise of the rights of the Additional Sellers under this Agreement to participate in any Fortress Sale shall not adversely affect their rights to subsequently participate in any future Fortress Sales.

11.	In the event that the Additional Sellers shall timely elect to exercise their rights in connection with a proposed Fortress Sale, the Additional Sellers shall take, or cause to be taken, all commercially reasonable action, and do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective the sale of their Preferred Stock (or shares of Common Stock issued upon conversion of the Preferred Stock), including (i) together with the Fortress Purchaser or its Permitted Transferees and the Harbinger Affiliates party to such Fortress Sale, execute any purchase agreement or other certificates, instruments and other agreement required to exercise its conversion rights (if applicable) and consummate the proposed sale to the Harbinger Affiliate in accordance with the same terms in the Fortress Sale Notice, and (ii) use commercially reasonable efforts to obtain all necessary consents from third parties and take such other commercially reasonable actions as may be reasonably necessary to effectuate the intent of the foregoing. At the closing of any such proposed sale, the Additional Sellers shall deliver to the applicable Harbinger Affiliate (A) such instruments of transfer as shall be reasonably requested by such Harbinger Affiliate with respect to the shares to be Transferred, against receipt of the payment therefor and (B) such Additional Seller’s shares of Preferred Stock (or shares of Common Stock issued upon conversion of the Preferred Stock), free and clear of any liens. At the closing of any such sale, the applicable Harbinger Affiliate shall deliver payment for the shares of Preferred Stock (or shares of Common Stock issued upon conversion of the Preferred Stock) purchased by such Harbinger Affiliate.

12.	Notwithstanding anything to the contrary herein, there shall be no liability on the part of the Company, the board of directors of the Company or, subject to its having complied with its obligations under this Agreement, the Proposed Sellers to the Tag-Along Parties or any of their respective affiliates if any Tag-Along Sale or Fortress Sale is not consummated for whatever reason. For the avoidance of doubt, the determination of whether to effect a Tag-Along Sale or a Fortress Sale shall be in the sole and absolute discretion of the Proposed Sellers (provided, however, that the foregoing shall not relieve the Proposed Sellers of their obligations under this Agreement in connection with any Tag-Along Sale or Fortress Sale).

13.	The Harbinger Stockholders shall be severally and not jointly or jointly and severally liable for any non-performance of any Harbinger Affiliates not party hereto.

14.	Each Harbinger Stockholder represents that it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that the execution, delivery and performance of this Agreement by each of them has been duly authorized by all necessary corporate action.

15.	Each Harbinger Stockholder represents that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and that this Agreement constitutes a legal, valid and binding obligation of such Harbinger Stockholder enforceable against it in accordance with its terms.

The Harbinger Stockholders agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Harbinger Stockholders or any other Harbinger Affiliate in accordance with the terms hereof or were otherwise breached and that the Purchasers shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions hereof and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

This Agreement contains all of the terms and conditions agreed to by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, respecting such subject matter.

Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the Harbinger Stockholders (in the case of any assignment by any Purchaser) or the Purchasers (in the case of any assignment by the Harbinger Stockholders); provided, however, that (x) a Purchaser may assign this Agreement without the prior written consent of the Harbinger Stockholders to any of its Affiliates (as defined in the Existing Purchase Agreement) that assumes such Purchaser’s obligations under the Securities Purchase Agreement (each, a “Permitted Transferee”) (provided, further, that any assignment to a Permitted Transferee shall only be effective for so long as such Permitted Transferee remains an Affiliate of the applicable Purchaser and the rights and obligations assigned to such Person shall cease to be of further force and effect when such Permitted Transferee ceases to be an Affiliate of the applicable Purchaser), (y) subject to compliance with the penultimate sentence of Section 1 hereof, the Harbinger Stockholders may assign this Agreement without the prior written consent of the Purchasers to any of their respective Affiliates; provided, however, that if any Harbinger Stockholder Transfers any shares of Common Stock held by it to any of its Affiliates, such Affiliate must agree to be bound by the terms of this Agreement and unless such Transfer is a Transfer of all shares of Common Stock held by such Harbinger Stockholder, the assignment shall not relieve the assignor from its obligations under this Agreement with respect to the shares of Common Stock that it continues to hold, and (z) upon any Change of Control (as defined in the Certificate of Designation (as defined in the Existing Purchase Agreement)) of a Purchaser or a Permitted Transferee thereof (treating for this purpose such Purchaser or Permitted Transferee as the Company and each equity holder of such Purchaser or Permitted Transferee as of the date such Purchaser or Permitted Transferee acquires shares of Preferred Stock as persons listed in clause (1) of the definition of “Permitted Holders” used in such

Change of Control definition), the Purchaser or such Permitted Transferee shall not, solely for purposes of Section 1 hereof, be deemed to own any shares of Preferred Stock. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio.

Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity other than the undersigned parties to this Agreement or a permitted assignee thereof.

This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Any action seeking to enforce any provision of, or, directly or indirectly arising out of or in any way relating to, this Agreement or the transactions contemplated hereby shall be brought in any New York state or federal court located in New York County, in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts in any such action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action brought in any such court has been brought in an inconvenient forum. Process in any such action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be effected as originally contemplated to the fullest extent possible.

This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be executed, as of the date first written above.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By: Harbinger Capital Partners LLC, its investment manager

By:
Name:
Title:

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By: Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:
Name:
Title:

GLOBAL OPPORTUNITIES BREAKAWAY LTD.

By: Harbinger Capital Partners II LP, its investment manager

By:
Name:
Title:

Accepted and Agreed:

CF TURUL LLC

By:
Name:
Title:

[Signature Page to Tag-Along Rights Letter Agreement]

PECM STRATEGIC FUNDING L.P.

By:
Name:
Title:

PROVIDENCE TMT DEBT OPPORTUNITY FUND II, L.P.

By:
Name:
Title:

WILTON RE HOLDINGS LIMITED

By:
Name:
Title:

QUANTUM PARTNERS LP

By:
Name:
Title:

JHL CAPITAL GROUP MASTER FUND L.P.

By:
Name:
Title:

[Signature Page to Amended and Restated Tag-Along Rights Letter Agreement]

Caterpillar Inc. Master Retirement Trust

By: DDJ Capital Management, LLC, on behalf of Caterpillar Inc. Master Retirement Trust, in its capacity as investment manager

By:
Name:
Title:

DDJ Capital Management Group Trust – High Yield Investment Fund

By: DDJ Capital Management, LLC, in its capacity as Investment Manager

By:
	Name:	David J. Breazzano
	Title:	President

DDJ High Yield Fund

By: DDJ Capital Management, LLC, its attorney-in-fact

By:
Name:
Title:

General Motors Hourly-Rate Employes Pension Trust – 7N1H

By: State Street Bank and Trust Company, solely in its capacity as Trustee for General Motors Hourly-Rate Employes Pension Trust (Account 7N1H), and not in its individual capacity, as directed by DDJ Capital Management, LLC, as Investment Manager

By:
Name:
Title:

[Signature Page to Amended and Restated Tag-Along Rights Letter Agreement]

General Motors Salaried Employes Pension Trust – 7N1I

By: State Street Bank and Trust Company, solely in its capacity as Trustee for General Motors Salaried Employes Pension Trust (Account 7N1I), and not in its individual capacity, as directed by DDJ Capital Management, LLC, as Investment Manager

By:
Name:
Title:

Houston Municipal Employees Pension System

By: DDJ Capital Management, LLC, in its capacity as Manager

By:
Name:
Title:

J.C. Penney Corporation, Inc. Pension Plan Trust

By: DDJ Capital Management, LLC, on behalf of J.C. Penney Corporation, Inc. Pension Plan Trust, in its capacity as investment manager

By:
Name:
Title:

Russell Investment Company - Russell Global Opportunistic Credit Fund

By: DDJ Capital Management, LLC, in its capacity as Money Manager

By:
Name:
Title:

[Signature Page to Amended and Restated Tag-Along Rights Letter Agreement]

Stichting Bewaarder Interpolis Pensioenen Global High Yield Pool

By: Syntrus Achmea Asset Management, as asset manager

By: DDJ Capital Management, LLC, as subadviser

By:
Name:
Title:

Stichting Pensioenfonds Hoogovens

By: DDJ Capital Management, LLC, on behalf of Stichting Pensioenfonds Hoogovens, in its capacity as Manager

By:
Name:
Title:

Stichting Pensioenfonds voor Fysiotherapeuten

By: DDJ Capital Management, LLC, in its capacity as investment manager

By:
Name:
Title:

UAW Retiree Medical Benefits Trust

By: State Street Bank and Trust company, solely in its capacity as Trustee for UAW Retiree Medical Benefits Trust, as directed by DDJ Capital Management, LLC, and not in its individual capacity

By:
Name:
Title:

[Signature Page to Amended and Restated Tag-Along Rights Letter Agreement]

DDJ Distressed and Special Situations Fund, L.P.

By: DDJ/GP Distressed and Special Situations, LLC, its General Partner

By: DDJ Capital Management, LLC, Manager

By:
Name:
Title:

[Signature Page to Amended and Restated Tag-Along Rights Letter Agreement]

Luxor Capital Partners, LP

By:
Name:
Title:

Luxor Capital Partners Offshore Master Fund, LP

By:
Name:
Title:

Luxor Wavefront, LP

By:
Name:
Title:

GAM Equity Six Inc.

By:
Name:
Title:

OC 19 Master Fund, L.P. – LCG

By:
Name:
Title:

[Signature Page to Amended and Restated Tag-Along Rights Letter Agreement]